                                                                   EXHIBIT 10.06

                              EMPLOYMENT AGREEMENT
                              --------------------

                  AGREEMENT made as of the 22nd day of August, 1997 by and between Office Centre Corporation, a Delaware corporation (hereinafter referred to as "OCC"), with an office in New York City, and Joseph Hajjar (hereinafter referred to as the "Executive"), residing at 48 Walsh Drive, Mahwah, New Jersey 07430.

                               W I T N E S E T H:
                               - - - - - - - - -

                  WHEREAS, OCC wishes to engage the services of the Executive to serve as its Senior Vice President and Chief Financial Officer;

                  WHEREAS, the Executive desires to serve as the Senior Vice President and Chief Financial Officer on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties agree as follows;

                  1. PERFORMANCE OF DUTIES. The Executive shall become Senior Vice President and Chief Financial Officer of OCC with such responsibility relating to finances and the management of OCC as are normally attendant to such offices and as may be prescribed by the Chief Executive Officer of OCC. The Executive shall report directly to the Chief Executive Officer of OCC.

                  2. COMPENSATION. As compensation for his services hereunder, the Executive shall receive:

                  (a) An annual salary equal to $185,000 per year, such amount to be paid to the Executive semi-monthly starting on the Effective Date (as defined below);

                  (b) A yearly salary review by the Board of Directors to determine if said annual salary shall be increased, but in no event shall said salary be decreased;

                  (c) A yearly cash bonus of up to 25% of the Executive's annual salary determined by the Board of Directors of OCC based upon the performance of OCC, which bonus shall, for the first twelve months of employment, not be less than $15,000;

                  (d) Options to purchase stock of OCC, the number and price to be determined by the Board of Directors on an annual basis, in the same proportion and on the same terms and provisions as options granted to other key employees;

                  (e) 50,000 shares of unregistered OCC stock, at a purchase price of $.10 per share, to be delivered to the Executive within 90 days of the Effective Date; and

                  (f) Upon an initial public offering of common stock of OCC (the "IPO"), the Executive shall be awarded options to purchase 50,000 shares of OCC common stock at a price per share equal to the price per share to the public in the IPO, 1/3 of such options to vest on each of the first, second and third anniversaries of the date of the IPO. All such options must be exercised prior to the tenth anniversary of the IPO.

                  3. FRINGE BENEFITS. In addition to the provisions of Section 2(a), as part of his compensation, the Executive shall be entitled to the following fringe benefits:

                  (a) SALARY CONTINUATION DURING DISABILITY. If the Executive for any reason becomes disabled, so that he is unable to perform his duties hereunder in the opinion of OCC due to physical or mental illness or other cause for either (i) a period of 90 consecutive days or (ii) 180 days during any 360-day period ("Disabled"), the Executive's employment under this Agreement shall terminate. OCC shall nevertheless continue to pay him periodic salary payments that he would have been entitled to receive under Section 2(a) until the earlier to occur of (x) the third anniversary of the Effective Date and (y) the time that he is no longer Disabled. Until such period of disability shall commence, the Executive shall be entitled to receive his regular salary payments provided he is not in default under this Agreement.

                  (b) AUTOMOBILE AND PARKING ALLOWANCE. The Executive shall be entitled to an automobile allowance of $300 per month, and a parking allowance of $225 per month.

                  (c) OTHER BENEFITS. The Executive shall be eligible to participate in such other benefit programs, including health and hospitalization insurance, as are generally available to all executives of OCC.

                  4. EXPENSE REIMBURSEMENT. The Executive shall be entitled to the use of a corporate phone card and credit card for business expenses and shall be entitled to reimbursement from OCC for all reasonable out-of-pocket business expenses incurred by him in connection with the performance of his duties as Senior Vice President and Chief Financial Officer, subject to compliance with OCC's rules and practices relating to expense reimbursement.

                  5. DURATION AND TERMINATION OF EMPLOYMENT.

                  (a) Unless the Executive's employment under this Agreement is otherwise terminated, the term of this Agreement is three (3) years from the Effective Date.

                  (b) OCC may terminate the employment of the Executive for Cause (defined herein) and notice of such termination shall be sent to Executive. "Cause" shall mean the Executive's (i) willful misconduct, (ii) grossly negligent misconduct in the performance of his duties to the Corporation, (iii) material breach of his obligations under this Agreement, (iv) failure to comply with the lawful instructions of the Board of Directors or (v) conviction of, or plea of NOLO CONTENDERE to, a felony; or conviction of, or plea of NOLO CONTENDERE to, a crime involving moral turpitude under federal, state or local laws. Notwithstanding the foregoing, a crime involving tax matters shall not be considered a crime involving moral turpitude.

                  (c) If, at any time, OCC terminates the employment of the Executive for Cause, the Executive resigns his position for any reason, or the Executive dies, the Executive (or his estate) shall be entitled to receive only the unpaid portion of his salary which has accrued to the date of such termination, resignation or death.

                  (d) If, at any time, OCC terminates the employment of the Executive for any reason other than for Cause ("Non-Cause Termination"), the Executive shall be entitled to receive a lump sum payment equal to the periodic salary payments that he would have been entitled to receive under Section 2(a) for the period from the effective date of the Non-Cause Termination until the one-year anniversary of the effective date of the Non-Cause Termination.

                  (e) If the Executive becomes disabled, no payments shall be owing by OCC other than those specified in Section 3(a).

                  6. COVENANTS OF THE EXECUTIVE.

                  (a) NONCOMPETITION. From the Effective Date through the Non-compete Termination Date (as defined below), the Executive shall not, directly or indirectly, engage in or be associated with any entity which engages in a business which is competitive with the business or activities of OCC and its subsidiaries, within a 25 mile radius of any business location of OCC or any of its subsidiaries, whether as a director, officer, employee, agent, consultant, partner, owner, independent contractor or otherwise. OCC and the Executive hereby acknowledge that nothing contained herein shall prohibit the Executive from making investments in other entities or businesses, PROVIDED, that such entities or businesses are not engaged in activities which are competitive with the business and activities of OCC and its subsidiaries. The Executive shall refrain from making any investment in, or receiving compensation or other payment from, any entity or business which is competitive with the business or activities of OCC and its subsidiaries. Notwithstanding the foregoing, the Executive's beneficial ownership of less than 1% of the outstanding capital stock of a publicly traded company, whether or not such company is competitive with OCC and its subsidiaries, shall not, in and of itself, be deemed to be activities which are competitive with the business and activities of OCC and its subsidiaries.

                  "Non-compete Termination Date" shall mean one year from the expiration or earlier termination of this Agreement, PROVIDED that, if the Executive becomes Disabled, the Non-compete Termination Date shall be the date on which no further payments are owing under Section 3(a).

                  (b) NONSOLICITATION. From the Effective Date through the Non-compete Termination Date, the Executive shall not, and shall cause each business or entity with which he shall become associated in any capacity not to,
(i) solicit for employment or employ any person who is then, or who was at any time six months prior to the date of such termination, employed by OCC or its subsidiaries or (ii) solicit business which is competitive with OCC's business from any current customer or supplier of OCC or its subsidiaries or any person or entity who was a customer or supplier of OCC or its subsidiaries at any time within six months prior to the date of such termination.

                  (c) CONFIDENTIALITY. The Executive agrees and acknowledges that the Confidential Information (as defined below) of OCC and its subsidiaries is valuable, special and unique to its business; that such business depends on such Confidential Information; and that OCC wishes to protect such Confidential Information by keeping it confidential for the use and benefit of OCC and its subsidiaries. Based on the foregoing, the Executive agrees to undertake the following obligations with respect to such Confidential Information:

                           (i) the Executive agrees to keep any and all
Confidential Information in trust for the exclusive use and benefit of OCC and its subsidiaries;

                           (ii) the Executive agrees that, except as required by
applicable law or as authorized in writing by OCC, he will not, at any time prior to the second anniversary of the termination of his employment hereunder, disclose, directly or indirectly, any Confidential Information of OCC or its subsidiaries;

                           (iii) the Executive agrees to take all reasonable
steps necessary, or reasonably requested by OCC, to ensure that all Confidential Information is kept confidential for the use and benefit of OCC and its subsidiaries; and

                           (iv) the Executive agrees that, upon termination of
his employment hereunder or at any other time as OCC may in writing request, he will promptly deliver to OCC all materials constituting Confidential Information (including all copies thereof) that are in his possession or under his control. The Executive further agrees that, if requested by OCC to return any Confidential Information pursuant to this subparagraph
(iv), he will not make or retain any copy or extract from such materials.

                  For purposes of SECTION 6(C), "Confidential Information" means any and all information developed by or for OCC and its subsidiaries of which the Executive gains or has acquired knowledge during or prior to the term of his employment with OCC by reason of his employment with OCC that is (A) not generally known in any industry in which OCC and its subsidiaries is or may become engaged or (B) not publicly available. Confidential Information includes, but is not limited to, any and all information developed by or for OCC and its subsidiaries concerning plans, marketing and sales methods, customer lists, materials, processes, software, procedures, devices, plans for development of products, services or expansion into new areas or markets, internal operations, and any trade secrets and proprietary information of any type owned by OCC and its subsidiaries, together with all written, graphic, electronic and other materials relating to all or any part of the same.

                  (d) REMEDIES. The Executive acknowledges and agrees that the covenants and obligations of the Executive contained in this SECTION 6 relate to special, unique and extraordinary matters and are reasonable and necessary to protect the legitimate interests of OCC and that a breach of any of the terms of such covenants and obligations will cause OCC irreparable injury for which adequate remedies at law are not available. Therefore, the Executive agrees that OCC shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Executive from any such breach. OCC's rights and remedies under this SECTION 6(d) are cumulative and are in addition to any other rights and remedies OCC may have at law or in equity.

                  7. EFFECT OF MERGER, TRANSFER OF ASSETS, OR DISSOLUTION. This agreement shall not be terminated by any:

                  (a) Merger or consolidation where OCC is not the consolidated or surviving corporation;

                  (b) Transfer of all or substantially all of the assets of OCC; or

                  (c) Voluntary or involuntary dissolution of OCC. In the event of any such merger or consolidation or transfer of assets, the surviving or resulting corporation or the transferee of OCC's assets shall be bound by and shall have the benefit of the provisions of this agreement; OCC shall take all actions necessary to insure that such corporation or transferee is bound by the provisions of this agreement.

                  8. NON-ASSIGNABILITY. Except as provided in Section 7 above, neither party shall assign its rights and obligations under this contract without the written approval of the other party, which approval may be withheld for any reason or no reason.

                  9. INDEMNITY. OCC shall indemnify Executive and hold him harmless for all acts or decisions made by him to the fullest extent permitted by applicable law. OCC shall also use its best efforts to obtain coverage for him under any insurance policy now in force or hereafter obtained during the term of this Agreement covering the other officers and/or directors against lawsuits. OCC shall pay all expenses including attorney's fees, incurred by the Executive in connection with the defense of such act, suit or proceeding and in connection with any related appeal including the cost of settlement.

                  10. TIME TO CURE. In the event either party fails to perform any of either his or its respective obligations hereunder and if such failure would otherwise constitute a default under this agreement, the non-defaulting party shall give written notice specifying such obligations to the defaulting party who shall have five (5) business days after receipt of such notice to cure the specified default; PROVIDED that an action or failure to act that constitutes a default and that has been described with reasonable particularity may not be cured more than once.

                  11. ARBITRATION. Any controversy or claim arising out of, or relating to this Agreement, or its breach, shall be settled by arbitration in the City of New York in accordance with the then governing rules of the American Arbitration Association.

Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction. The prevailing party shall be entitled to reasonable attorneys' fees and expenses.

                  12. NOTICES. Any written notice required or permitted to be given under any provision of this Agreement shall be deemed to have been given
(a) if to the Executive, when sent by Registered or Certified Mail (return receipt requested) in a sealed envelope addressed to him at his last known residence address as shown on OCC's records or when delivered by hand to him or, in his absence, in a sealed envelope to an adult member of his household, and
(b) if to OCC, when sent by Registered or Certified Mail (return receipt requested) in a sealed envelope addressed to OCC or delivered by hand at its then existing executive offices, ATTENTION: Counsel.

                  13. ENTIRE AGREEMENT; ENFORCEABILITY; PARTIAL
INVALIDITY.

                  (a) This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them relating to its subject matter. No modification or waiver of any of the provisions of this Agreement shall be effective unless set forth in a writing signed by the party against whom the same is sought to be enforced. The waiver by either party of any breach of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach hereof by such other party.

                  (b) The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                  14. INTERPRETATION OF AGREEMENT. This Agreement is made in the State of New York and its validity and interpretation shall be governed by the laws of such state, without giving effect to conflicts of law principles. The section and subsection headings in this Agreement are for convenience only and shall be disregarded in any interpretation of this Agreement.

                  15. EFFECTIVE DATE; EFFECT ON OTHER ARRANGEMENTS.

                           (a) This Agreement shall be effective on September 1,
 1997.

                           (b) On the Effective Date, all employment agreements
and all other compensation arrangements that at that time are in effect between the Executive and OCC and any of OCC's subsidiaries as of the Effective Date shall be automatically terminated. The Executive agrees to take all actions, and OCC agrees to take and to cause its subsidiaries to take all actions, necessary to effectuate the provisions of this Section 15(b).

                  IN WITNESS WHEREOF, OCC has caused this Agreement to be executed in its name and on its behalf by its Chief Executive Officer and the Executive has signed this Agreement as of the day and year first above written.

                                   OFFICE CENTRE CORPORATION

                                   By: /s/ Robert J. Gillon, Jr.
                                       -------------------------------
                                        Robert J. Gillon, Jr.
                                        CEO

                                   EXECUTIVE:

                                       /s/ Joseph E. Hajjar
                                       -------------------------------
                                       Joseph Hajjar